Exhibit 28(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 26, 2015, relating to the financial statements and financial highlights which appears in the April 30, 2015 Annual Reports to Shareholders of the DuPont Capital Emerging Markets Fund, DuPont Capital Emerging Markets Debt Fund, Estabrook Investment Grade Fixed Income Fund, Lateef Fund, Pacific Capital Tax-Free Securities Fund, Pacific Capital Tax-Free Short Intermediate Securities Fund, Pemberwick Fund, Polen Growth Fund, Polen Global Growth Fund, Private Capital Management Value Fund, WHV International Equity Fund, WHV/Acuity Tactical Credit Long/Short Fund, WHV/EAM Emerging Markets Small Cap Equity Fund, WHV/EAM International Small Cap Equity Fund, and WHV/Seizert Small Cap Value Equity Fund, (each constituting a separate series of FundVantage Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

August 28, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Estabrook Value Fund (a separate series of the FundVantage Trust).

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2015